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                                                                    EXHIBIT 99.2


                               E*TRADE GROUP, INC.
                         NOTICE OF GRANT OF STOCK OPTION

               Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of E*TRADE Group, Inc. (the "Corporation"):

               Optionee: _______________________________________________________

               Grant Date: _____________________________________________________

               Vesting Commencement Date: ______________________________________

               Exercise Price: $______ per share

               Number of Option Shares: ______ shares

               Expiration Date: ________________________________________________

               Type of Option: Nonstatutory Stock Option

               Exercise Schedule: The Option shall become exercisable with respect to the Option Shares in four (4) equal successive installments upon Optionee's completion of each year of Service over the four (4) year period measured from the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

               Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the E*TRADE Group, Inc. 1998 Special Nonstatutory Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

               Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

               No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

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               Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option
Agreement.

                              , 199
-----------------------------
         Date


                                        E*TRADE GROUP, INC.


                                        By:
                                                 -------------------------------

                                        Title:
                                                 -------------------------------


                                        ----------------------------------------
                                        OPTIONEE


                                        Address:
                                                 -------------------------------

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ATTACHMENTS

EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS


                                             2.